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                                                                    Exhibit 99.6

                       HARVEST HOME FINANCIAL CORPORATION

                         SPECIAL MEETING OF STOCKHOLDERS
                          to be Held on ________, 2000

         The undersigned hereby appoints the Board of Directors of Harvest Home Financial Corporation (the "Company"), with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders (the "Meeting") to be held at _________________ ________________________________, on ________________ at ________, and at any
and all adjournments and postponements thereof.

         1. Adoption of the Agreement and Plan of Merger dated as of September 30, 1999, between The People's Building, Loan and Savings Company and the Company (the "Merger Agreement").

      / /   FOR              / /   AGAINST                        / /   ABSTAIN

         In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.

         THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ADOPTION OF THE MERGER AGREEMENT. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

         The Board of Directors recommends a vote "FOR" adoption of the Merger Agreement.

                                    (Continued and to be SIGNED on Reverse Side)


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         THIS IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         Should the undersigned be present and elect to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

         The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of notice of the Meeting, a Proxy Statement and a Prospectus.

                                           Dated:                , 2000
                                                 ---------------


                                           --------------------------------
                                           Signature of Stockholder


                                           --------------------------------
                                           Signature of Stockholder



                                           Please sign exactly as your
                                           name(s) appear(s) to the
                                           left. When signing as
                                           attorney, executor,
                                           administrator, trustee or
                                           guardian, please give your
                                           full title. If shares are
                                           held jointly, each holder
                                           should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.